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                                                                    Exhibit 99.1


                                    CONSENT



May 13, 2005


To Whom It May Concern:


            The undersigned has been nominated to become a director of Ivivi Technologies, Inc., a New Jersey corporation (the "Company"). This is to confirm the undersigned's consent for purposes of Rule 438 under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form SB-2 (File No. 333-122768) filed by the Company with the Securities and Exchange Commission.



                                            Sincerely,


                                            /s/ Pamela Newman, Ph.D.
                                            ---------------------------
                                            Name: Pamela Newman, Ph.D.